Exhibit 3.45

ARTICLES OF INCORPORATION

OF

ORTHOPEDIC REHABILITATION PRODUCTS, LTD.

KNOW ALL MEN BY THESE PRESENTS:

THAT I, RICHARD A. FINKE, the undersigned of 2000 South Colorado Blvd., Suite 10,000, Denver, Colorado 80222-7910, desiring to form a corporation under the laws of the State of Colorado, do hereby make, execute and acknowledge this certificate in writing of my intention to become a body corporate under said laws, and declare:

ARTICLE ONE

NAME

The corporate name of this said corporation shall be Orthopedic Rehabilitation Products, Ltd.

ARTICLE TWO

OBJECTS, PURPOSES AND POWERS

Section 2-1. The object or purposes for which this corporation is created and the nature of the business to be transacted, promoted or carried on by this corporation, either within or outside the State of Colorado, and the powers with which it shall be vested, are to engage in any activity and business not in conflict with the laws of the State of Colorado or of the United States of America and specifically to sell orthopedic rehabilitation equipment.

2-1-1. To acquire as principal or agent by purchase, lease, contract or otherwise, lands and interests in lands, buildings or other structures and to own, hold, improve, develop and manage the same, and to erect or cause to be erected on any lands owned, held or occupied by the corporation, buildings or other structures with their appurtenances, and to rebuild, enlarge, alter or improve any buildings or other structures now or hereafter erected on any lands so owned, held or occupied; and to mortgage, sell, lease or otherwise dispose of any lands or interests in lands, and in buildings or other structures, and any stores, shops, suites, rooms or parts of any buildings or other structures at any time owned or held by the corporation.

2-1-2. To invest, as principal or agent, in all forms of personal investment, property including, without limitation, securities, stocks, bonds, mutual funds and secured or unsecured notes.

2-1-3. To adopt a pension, profit sharing (whether cash or deferred), health, and accident insurance or welfare plan for all or part of its employees, including lay employees, as allowed by law.

2-1-4. To purchase or otherwise acquire the whole or any part of the property, assets, business, goodwill and rights, and to undertake or assume the whole or any part of the bonds, mortgages, franchises, leases, contracts, indebtedness, guaranties, liabilities and obligations of any person, firm, association, corporation or organization, and to pay for the same or any part or combination thereof in cash, shares of the capital stock, bonds, debentures, debenture stock, notes, and other obligations of the transferor; and to hold or in any manner dispose of the whole or any part of the property and assets so acquired or purchased, and to conduct in lawful manner the whole or any part of the business so acquired, and to exercise all the powers necessary or convenient in and about the conduct, management and carrying on of such buisiness.

2-1-5. To borrow money for any of the purposes of this corporation and to issue bonds, debentures, debenture stock, notes or other obligations therefor, and to secure the same by pledge or mortgage of the whole or any part of the property of this corporation, whether real or personal, or to issue bonds, debentures, debenture stock, notes or other obligations with any such security.

2-1-6. To purchase, apply for, register, obtain or otherwise acquire and to hold, own, use, operate, develop, introduce, and sell, lease, assign, pledge or in any manner dispose of, and in any manner deal with, the contract with reference to letters patent, patents, patent rights, patented processes, designs and similar rights granted by the United States, any state of the United States, or any other government or country, or any interest therein, or any inventions, and to acquire, own, use, or in any manner dispose of, any and all inventions, improvements and processes, labels, designs, marks, brands, or other rights, and to work, operate or develop the same.

2-1-7. To loan money, within reasonable business judgment, to guarantee the obligations of, and to otherwise assist its employees (other than employees who are also directors), and, upon the affirmative vote of the holders of two thirds of the outstanding shares of the corporation which are entitled to vote for directors, to lend money to, to guarantee the obligations of, and to otherwise assist the directors of the corporation or of any other corporation the majority of whose voting capital stock is owned by the corporation, but no such loans or guarantees shall be made by the corporation secured by its shares, to purchase, acquire, exchange, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of shares of the capital stock of, or any bonds, securities or evidences of indebtedness created by any corporation or corporations organized under the laws of this state or any other state, district or country or subdivision or municipality thereof, and while the owner thereof may exercise all rights, powers and privileges of ownership including the right to vote thereon; and

2-1-8. To the extent not inconsistent with Article Five hereof, to purchase, hold, sell, exchange or transfer, or otherwise deal in, shares of its own capital stock, bonds or other obligations from time to time to such an extent and in such manner and upon such terms as its Board of Directors shall determine; provided that this corporation shall not use any of its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of the capital of the corporation; and provided, further, that shares of its own capital stock belonging to this corporation shall not be voted upon directly or indirectly.

Section 2-2. IN GENERAL, to do any or all of the things herein set forth to the same extent as natural persons might or could do, as principal agents, contractors, trustees or otherwise, within the State of Colorado, either alone or in company with others, and to carry on any other business in connection therewith, and to do all things not forbidden, and with all the powers conferred upon corporations by the laws of the State of Colorado.

Section 2-3. It is the intention that each of the objects, purposes and powers specified in each of the paragraphs of this Article Two of these Articles of Incorporation shall, except where otherwise specified, be nowise limited or restricted by reference to or inference from the terms of any other paragraph or of any other article in these Articles of Incorporation, but that the objects, purposes and powers specified in this Article and in each of the articles or paragraphs of these Articles shall be regarded as independent objects, purposes and powers and shall not be construed to restrict in any manner the general terms and powers of this corporation, nor shall the expression of one thing be deemed to exclude another, although it be of like nature. The enumeration of objects or purposes herein shall not be deemed to exclude or in any way limit by inference any powers, objects, or purposes which this corporation is empowered to exercise, whether expressly or by force of the laws of the State of Colorado, now or hereafter in effect, or impliedly by any reasonable consideration of said laws.

ARTICLE THREE

DURATION

This corporation shall have perpetual existence.

ARTICLE FOUR

CAPITAL STOCK

The amount of authorized capital stock of this corporation is 50,000 shares of common stock, each share having no par value. All shares when issued shall be fully paid and non-assessable, and the private property of stockholders shall not be liable for corporate debts.

ARTICLE FIVE

RIGHTS OF STOCKHOLDERS

The rights and privileges relating to the shares of capital stock named in Article Four hereof shall be as follows:

Section 5-1. No holder of any shares of any class of the corporation shall, as such, have any preemptive right to purchase or subscribe for any shares of the capital stock or any other securities of the corporation which it may issue or sell, whether out of the number of shares authorized by the Articles of Incorporation of the corporation as originally filed, or by any amendment thereof, or out of shares of the capital stock of the corporation acquired by it after the issue thereof, nor shall any holder of any such shares of any class, as such, have any right to purchase or subscribe for any obligation which the corporation, or to which shall be attached or appertain any warrant or warrants or any instrument or instruments that shall confer upon the owner of such obligation, warrant or instrument the right to subscribe for or to purchase from the corporation any shares of any class of its capital stock.

Section 5-2. Each share of capital stock shall be entitled to one vote, either in person or by proxy, at all shareholders’ meetings. Cumulative voting shall not be allowed in the election of directors.

Section 5-3. All outstanding shares of common stock shall share equally in dividends and upon liquidation. Dividends are payable at the discretion of the Board of Directors at such times and in such amounts as they deem advisable, subject, however, to the provisions of the laws of the State of Colorado.

Section 5-4. The Board of Directors may cause any stock issued by the corporation to be issued subject to such lawful restrictions, qualifications, limitations or special rights as they deem fit, which restrictions, qualifications, limitations or special rights may be created by provisions in the Bylaws of the Corporation or in the minutes of any properly convened meeting of the Board of Directors; provided, however, notice of such special restrictions, qualifications, limitations or special rights must appear on the certificate evidencing ownership of such stock.

ARTICLE SIX

DIRECTORS

The affairs of the corporation shall be governed by a Board of not less than three (3) nor more than nine (9) Directors; except there need only be as many directors as there are shareholders in the event that the outstanding shares of record are held by fewer than three shareholders. There shall be one director constituting the original Board of Directors. There is one shareholder at the time of incorporation. The number of directors may be increased or decreased in accordance with the Bylaws of the corporation. The organization and conduct of the Board shall be in accordance with the following:

Section 6-1. The names and addresses of the members of the initial Board of Directors, who shall hold office until the first annual meeting of the shareholders of the corporation, or until their successors shall have been elected and qualified are:

Lee Petrides

9140 Sage Brush Trail

Littleton, Colorado 80204

Section 6-2. Directors of the corporation need not be residents of Colorado nor holders of shares of the corporation’s capital stock.

Section 6-3. Meetings of the Board of Directors may be held within or without Colorado upon such notice as may be prescribed by the Bylaws of the corporation. Regular meetings of the Board of Directors or any committee designated by the Board may be held without notice. Special meetings of the Board of Directors or any committee designated by the Board shall be held upon such notice as prescribed in the Bylaws. Attendance of a Director at such meeting shall constitute a waiver by him of notice of such meeting unless he attends only for the express purpose of objecting to the transaction of any business thereat on the ground that the meeting is not lawfully called or convened. Members of the Board of Directors or any committee designated by such Board of Directors may participate in a meeting of the Board or committee by means of conference telephones or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

Section 6-4. A majority of the number of Directors at any time constituting the Board of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 6-5. By resolution adopted by a majority of the number of Directors at any time constituting the Board of Directors, the Board of Directors may designate two or more Directors to constitute an executive committee which shall have and may exercise, to the extent permitted by law or in such resolution, all of the authority of the Board of Directors in the management of all the corporation; but the designation of any such committee and the delegation of authority thereto shall not operate to relieve the Board of Directors or any member thereof of any responsibility imposed on it or him by law.

Section 6-6. Any vacancy in the Board of Directors, however caused, may be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

Section 6-7. The Board of Directors may, from time to time and to the extent permitted by law, authorize a distribution to the shareholders in partial liquidation, out of stated capital or capital surplus of the corporation, of a portion of the corporate assets, in cash or property.

ARTICLE SEVEN

PLACE OF BUSINESS

The principal office and the principal place of business of the corporation initially shall be located in the City of Littleton. The Board of Directors may, however, from time to time, establish such other offices, branches, subsidiaries, or divisions in such other place or places within or without the State of Colorado as it deems advisable. The address of the corporation’s initial registered office in Colorado for the purpose of the Colorado Corporation Act, as amended, shall be:

9140 Sage Brush Trail

Littleton, Colorado 80204

The name of the corporation’s initial registered agent at the address of the aforesaid registered office for purposes of said Act shall be Lee Petrides.

ARTICLE EIGHT

OFFICERS

The officers of the corporation shall consist of a President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors at such time and in such manner as may be prescribed by the Bylaws of the corporation. Any two or more offices may be held by the same person, except that of President and Secretary. The officers of the corporation shall be natural persons of the age of eighteen (18) years or older.

ARTICLE NINE

BYLAWS

The Board of Directors shall have the power to make and adopt such prudential Bylaws for the government of the corporation not inconsistent with the laws of the State of Colorado for the purpose of regulating and carrying on the business of the corporation within the scope of its objects and purposes; and the Board of Directors may, from time to time, change, alter or amend the same as may be beneficial to the interests of the corporation.

ARTICLE TEN

MEETINGS OF SHAREHOLDERS

Meetings of shareholders of the corporation shall be held at such place within or without the State of Colorado and at such time as may be prescribed in the Bylaws of the corporation. Special meetings of the shareholders of the corporation may be called by the President of the corporation, the Board of Directors, or by the record holder or holders of at least thirty three percent (33%) of all shares entitled to vote at the meeting. At the meeting of the shareholders, except to the extent otherwise provided by the Bylaws, or by law, a quorum shall consist of not less than one-half (1/2) of the shares entitled to vote at the meeting; and, if a quorum is present, the affirmative vote of the majority of shares represented at the meeting and entitled to vote thereat shall be the act of the shareholders unless the vote of a greater number of voting by classes is required by law.

ARTICLE ELEVEN

SALE OF ASSETS

Whenever the Board of Directors at any meeting thereof, by a majority vote of the whole Board, determines that it is in the best interests of the corporation, the corporation may sell, lease, exchange, or convey all of its property and assets, including its goodwill and its corporate franchises, upon the terms and conditions and for such consideration as the Board of Directors shall deem expedient; provided, however, that the sale or disposal of all or substantially all of the property and assets of the corporation shall be authorized or ratified by the affirmative vote of the holders of at least two-thirds (2/3) of the capital stock then issued and outstanding, such vote to be taken at a meeting of shareholders duly called for that purpose as provided by the statutes of the State of Colorado.

ARTICLE TWELVE

INTEREST OF DIRECTORS IN CONTRACTS

Any contract or other transaction between the corporation and one or more of its Directors, between the corporation and any firm of which one or more of its Directors are members or employees, or in which they are interested, or between the corporation and any corporation or association of which one or more of its Directors are shareholders, members, directors, officers or employees, or in which they are interested, shall be valid for all purposes, notwithstanding the presence of such Director or Directors at the meeting of the Board of Directors of the corporation which acts upon or in reference to such contract or transaction, and notwithstanding his or their participation in such action, if the fact of such interest shall be disclosed or known to the Board of Directors, and the Board of Directors shall, nevertheless, authorize, approve and ratify such contract or transaction by a vote of a majority of the Board of Directors present, such interested Director or Directors to be counted in determining whether a quorum is present but not to be counted in calculating the majority necessary to carry such vote. This Article shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

ARTICLE THIRTEEN

INDEMNIFICATION OF DIRECTORS

Every director or officer, or former director or officer, or his heirs, executor, administration or personal representative, made a party to any action, suit or proceeding by reason of the fact that he is or was an officer or director of the corporation, or any person who may have served at its request as a director or officer of any other corporation, shall be indemnified by the corporation against all expenses incurred by him in connection with such action, suit or proceeding to the extent and as set forth in the Bylaws of the corporation and as provided by law.

ARTICLE FOURTEEN

AMENDMENT OF ARTICLES OF INCORPORATION

The corporation expressly reserves the right to amend these Articles of Incorporation and to alter, change or repeal any provision contained herein in any manner now or hereafter permitted or provided by the corporation laws of Colorado, and the rights of all shareholders are expressly made subject to such power of amendment.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this 1st day of September, 1992.

/s/ Richard A. Finke
RICHARD A. FINKE

STATE OF COLORADO	)
) ss.
CITY AND COUNTY OF DENVER	)

I, Elizabeth A. Chillemi, a notary public, hereby certify that on the 1st day of September, 1992, personally appeared before me, RICHARD A. FINKE, being by me first duly sworn, severally declared that he was the person who signed the foregoing document as incorporator and that the statements therein contained are true.

Witness my hand and official seal.

/s/ Elizabeth A. Chillemi

(SEAL)	Notary Public
My commission expires: 02/27/93